________________________________________________________________________________________________________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August14, 2012

REGENCY CENTERS CORPORATION
REGENCY CENTERS, L.P.
(Exact name of registrant as specified in its charter)

Florida (Regency Centers Corporation)	001-12298 (Regency Centers Corporation)	59-3191743 (Regency Centers Corporation)
Delaware (Regency Centers, L.P.)	0-24763 (Regency Centers, L.P.)	59-3429602 (Regency Centers, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida		32202
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number including area code: (904)-598-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
__________________________________________________________________________________________________________________________________________________________________________

Item 1.01    Entry into a Material Definitive Agreement.

On August 14, 2012, Regency Centers Corporation (the “Company”) and Regency Centers, L.P. (the “Operating Partnership”) executed and delivered an underwriting agreement (the “Underwriting Agreement”), by and among the Company, the Operating Partnership, Wells Fargo Securities, LLC and J.P. Morgan Securities LLC as representatives of the several Underwriters named in Exhibit A thereto (the “Underwriters”), relating to the issue and sale by the Company of a total of 3,000,000 shares of the Company's 6.0% Series 7 Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series 7 Preferred Shares”).  The issue and sale of the Series 7 Preferred Shares is expected to settle on August 23, 2012.  Under the terms of the Underwriting Agreement, the Company and the Operating Partnership have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute payments that the Underwriters may be required to make because of any of those liabilities.  The Underwriting Agreement contains customary representations and covenants.
The offering of the Series 7 Preferred Shares was registered under the Securities Act pursuant to a registration statement on Form S-3 (Registration No. 333-174535) filed with the Securities and Exchange Commission (the “Commission”) on May 26, 2011.  The terms of the Series 7 Preferred Shares are described in the Company's prospectus dated May 26, 2011, as supplemented by a prospectus supplement dated August 14, 2012.
The foregoing is not a complete discussion of the Underwriting Agreement and is qualified in its entirety by reference to the full text of the Underwriting Agreement attached to this Current Report on Form 8-K as Exhibit 1.1, which is incorporated herein by reference. In connection with the filing of the Underwriting Agreement, the Company and the Operating Partnership are filing on Exhibits 5.2 and 8.2 to this Current Report on Form 8-K the opinions of their counsel.

Item 3.03    Material Modification to Rights of Security Holders.

The Series 7 Preferred Shares will be redeemable at par at the Company's election on or after August 23, 2017, will pay a 6.0% annual dividend and will have a liquidation preference of $25.00 per share. With respect to the payment of dividends and amounts upon liquidation, the Series 7 Preferred Shares will rank equally with all of the Company's other outstanding preferred shares and will rank senior to the Company's common stock. Unless full dividends on the Series 7 Preferred Shares and any other class of the Company's stock ranking on parity with such preferred stock as to dividends have been paid for all past dividend periods, no distribution may be declared or paid on the Company's common stock or any other capital shares that rank junior to the Series 7 Preferred Shares as to dividends. In the event of the Company's liquidation, dissolution or winding up, the holders of the Series 7 Preferred Shares are entitled to be paid out of the Company's assets legally available for distribution to its shareholders a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to the date of payment (and the holders of any other class of stock ranking on parity with such preferred stock as to liquidation are entitled to receive their respective liquidation preferences at the same time) before any distribution of assets is made to holders of the Company's common stock or any other capital shares that rank junior to the Series 7 Preferred Shares as to liquidation preference.
Generally, the Company may not redeem the Series 7 Preferred Shares prior to August 23, 2017. However, upon the occurrence of a “Change of Control” (as defined below), holders of Series 7 Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date (as defined below), the Company has provided or provides notice of its election to redeem their Series 7 Preferred Shares) to convert some or all of their Series 7 Preferred Shares (the “Change of Control Conversion Right”) into a number of Common Shares per Series 7 Preferred Share to be converted equal to the lesser of:
• the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series 7 Preferred Share distribution payment and prior to the corresponding Series 7 Preferred Share distribution payment date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (ii) the Common Share Price (as defined below); and
• 1.0419, subject to certain adjustments;
subject, in each case, to an aggregate cap on the total number of common shares issuable upon conversion of 3,125,700 common shares and to provisions for the receipt of alternative consideration, as described in the Amendment to the Company's Articles of Incorporation.
If the Company has provided or provides a redemption notice, whether pursuant to the Company's special optional redemption right in connection with a Change of Control or the Company's optional redemption right, holders of Series 7 Preferred Shares will not have any right to convert their Series 7 Preferred Shares in connection with the Change of Control Conversion Right and any Series 7 Preferred Shares subsequently selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

A “Change of Control” is when, after the original issuance of the Series 7 Preferred Shares, the following have occurred and are continuing:
• the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company entitling that person to exercise more than 50% of the total voting power of all shares of the Company entitled to vote generally in elections of Directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
• following the closing of any transaction referred to in the bullet above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE MKT or the NASDAQ Stock Market (“NASDAQ”) or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.
The “Change of Control Conversion Date” is the date the Series 7 Preferred Shares are to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which the Company provides the notice of occurrence of a Change of Control described above to the holders of Series 7 Preferred Shares.
The “Common Share Price” will be: (i) the amount of cash consideration per common share, if the consideration to be received in the Change of Control by the holders of the Company's common shares is solely cash; and (ii) the average of the closing prices for the Company's common shares on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of the Company's common shares is other than solely cash.
A complete description of the Series 7 Preferred Shares is contained in the Amendment to the Company's Articles of Incorporation Designating the Preferences, Rights and Limitations of the Series 7 Preferred Shares incorporated by reference as Exhibit 3.1 to this Form 8-K.

Item 5.03    Amendments to Articles of Incorporation or Bylaws.

On August 15, 2012, the Company filed an Amendment to the Company's Restated Articles of Incorporation Designating the Preferences, Rights and Limitations of 3,000,000 Shares of 6.0% Series 7 Cumulative Redeemable Preferred Stock (the “Series 7 Amendment”). For additional information about the terms and conditions of the Series 7 Preferred Shares, see Item 3.03 above which is incorporated herein by reference and the Series 7 Amendment (Exhibit 3.1) which is incorporated herein by reference

The Company will contribute the net proceeds of the sale of the Series 7 Preferred Shares, immediately after the closing of the sale, to the Operating Partnership, in exchange for preferred units of limited partnership interest. The Series 7 Cumulative Redeemable Preferred Units will have substantially identical economic terms as the Series 7 Cumulative Redeemable Preferred Stock, as set forth in the Amendment dated August 23, 2012 to the Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership Relating to 6.0% Series 7 Cumulative Redeemable Preferred Units (the “RCLP Series 7 Amendment”) executed by the Company, as general partner of the Operating Partnership. The RCLP Series 7 Amendment (Exhibit 3.2) is incorporated herein by reference.

The Operating Partnership's 6.0% Series 7 Cumulative Redeemable Preferred Units will rank, as to distributions and upon liquidation, winding-up or dissolution of the Operating Partnership, senior to all classes or series of Common Units and on parity with other preferred units in the Operating Partnership, as set forth in the RCLP Series 7 Amendment attached hereto.

Item 9.01    Financial Statements and Exhibits

Exhibit Number	Description
1.1
Underwriting Agreement, dated August 14, 2012, by and among Regency Centers Corporation, Regency Centers, L.P., Wells Fargo Securities, LLC and J.P. Morgan Securities LLC and each of the other Underwriters named in Exhibit A thereto.

3.1	Amendment to the Company's Articles of Incorporation Designating the Preferences, Rights and Limitations of the Series 7 Preferred Shares, effective 15, 2012
3.2	Amendment to the Fourth Amended and Restated Agreement of Limited Partnership Relating to 6.0% Series 7 Cumulative Redeemable Preferred Units, effective as of August 23, 2012.
5.2	Opinion of Foley & Lardner LLP as to the legality of the Series 7 Preferred Shares.
8.2	Opinion of Foley & Lardner LLP regarding certain tax matters.
12.1	Statement regarding computation of consolidated ratio of earnings to fixed charges and preferred stock dividends
23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.2).
23.2	Consent of Foley & Lardner LLP (included in Exhibit 8.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION
August 16, 2012                        By:    /s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President and Treasurer

REGENCY CENTERS, L.P.

By: Regency Centers Corporation, its general partner

August 16, 2012                        By:    /s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President and Treasurer

4